UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® INDEX SHARES FUNDS

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SPDR Index Shares Funds Adjourned Meeting - Shareholder Action Needed Your Vote Counts! SPDR INDEX SHARES FUNDS
2022 Special Meeting Vote by October 19, 2022 Vote Now! According to our latest records, we have not received your voting instructions! Important proxy voting material is ready for your action. As an investor in this security, you have the right to vote on important issues. Make your voice heard now! Ways to Vote Go to ProxyVote.com

Call 1-800-454-8683 Control Number: 0123456789012345 Account Number: 3456789012345678901 At the Meeting Meeting Date: October 20, 2022 Important Materials : Proxy Statement Adjournment Notice For holders as of July 20, 2022 CUSIP: 78463X202 Why Should I Vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares (c) 1997-2022 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement

Issues you care about are up for a vote. Make your voice heard. Dear investor, Recently, we sent you proxy material regarding a meeting of shareholders scheduled for September 15, 2022 for SPDR® Index Shares Funds. Your shareholder meeting has been adjourned due to insufficient participation. This meeting will be reconvened on Thursday, October 20, 2022, at 11:00 a.m. Eastern Time. We are contacting you as you are a shareholder of one or more series of SPDR® Index Shares Funds and your investment remains unvoted. It is urgent for you to vote as soon as possible on a proposal that affects your investment. Your prompt vote will reduce the need for additional mailings and phone calls. Regardless of how many shares you own, your vote is important. www.proxyvote.com With a proxy card Have your proxy card handy Call the number located on your and follow the simple directions voting instruction form (With a VOTE to complete the electronic VOTE BY touch-tone phone to vote using an ONLINE voting instruction form. PHONE automated system). Vote processing With a smartphone Mark, sign and date the Vote by scanning the Quick enclosed voting instruction Response Code or “QR Code” form and return it in the VOTE WITH on the enclosed voting instruction VOTE BY postage-paid envelope QR CODE form. MAIL provided. Thank you for your investment and thank you for voting. Your unique control number can be found on the enclosed voting instruction form in the box marked Sincerely, with an arrow. Ellen Needham President SPDR® Index Shares Funds SSGA 9/2022